UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) - May 14, 2007

IMCOR PHARMACEUTICAL CO.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive, Suite 500 San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

(858)546-2955

(Registrants' telephone number, including area code)

(Former name or former address, if changed since last report)

Item 8.01. Other Events and Regulation FD Disclosure.

IMCOR Pharmaceutical Co. (the “Company”) issued a press release on May 14, 2007 announcing that it intends to file a Form 15 with the Securities and Exchange Commission on May 14, 2007 to terminate the registration of the Company’s common stock under the Securities Exchange Act of 1934. A copy of the press release is filed as Exhibit 99.1 of this report and is incorporated herein by reference.

Item 9.01. Financial Staements and Exhibits.

(c) Exhibits

99.1 Press Release of IMCOR Pharmaceutical Co. dated May 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

IMCOR PHARMACEUTICAL CO.

Dated: May 14, 2007	By:	/s/ Brian Gallagher
Brian Gallagher Chairman of the Board of Directors and Acting Principal Financial Officer